                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          Donlar Biosyntrex Corporation
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                                    87-0380088
             ------                                    ----------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                             6502 South Archer Road
                          Bedford Park, Illinois 60501
                                 (708) 563-9200
                            ------------------------
                    (Address of Principal Executive Offices)

                              Consulting Agreement
                              --------------------
                            (Full title of the plan)

                       Larry P. Koskan, President and CEO
                          Donlar Biosyntrex Corporation
                             6502 South Archer Road
                          Bedford Park, Illinois 60501
                          ----------------------------
                     (Name and address of agent for service)

                                 (708) 563-9200
                            ------------------------
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                          Stephen J. Greenberg, Esquire
                                Duane Morris LLP
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
  Title of securities         Amount to be              Proposed            Proposed maximum          Amount of
    to be registered           registered           maximum offering           aggregate         registration fee(2)
                                                   price per share(1)      offering price(1)
----------------------------------------------------------------------------------------------------------------------
     Common Stock,          2,000,000 shares             $0.11                  $220,000                $20.24
       par value
     $0.0001/share
======================================================================================================================

(1) Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $0.11 per share, the average of the high and low sales prices of the Common Stock of the Company on the Over the Counter Bulletin Board on December 27, 2002 (within 5 business days prior to the date of filing the registration statement).

(2) $92 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The documents containing the information specified in Part I of this Registration Statement will be sent or given to the consultant as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Commission by Donlar Biosyntrex Corporation (the "Company") are incorporated herein by reference:

           a. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as amended;

           b. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2002;

           c. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2002;

           d. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002; and

           e. The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on January 12, 1984.

           All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.


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ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Sections 78.7502 - 78.751 of the Corporation Law of Nevada, together with Articles 4.15 - 4.17 of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the Corporation Law of Nevada and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Articles 4.15 - 4.17 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           5    Opinion of Duane Morris LLP.

           23.1 Consent of Grant Thornton LLP.

           23.2 Consent of Duane Morris LLP (included with its opinion filed as Exhibit 5).

ITEM 9.    UNDERTAKINGS.

(a)        The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective


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                      amendment thereof) which, individually or in the
                      aggregate, represent a fundamental change in the information in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford Park, Illinois on December 30, 2002.

                                           DONLAR BIOSYNTREX CORPORATION


                                           By: /s/ Larry P. Koskan
                                              ----------------------------------
                                           Larry P. Koskan
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                           Title                            Date

                                                    Director, Chairman and Chief     December 30, 2002
/s/ Larry P. Koskan                                 Executive Officer
--------------------------------------------
Larry P. Koskan


/s/ Robert W. Cooper                                Director                         December 30, 2002
--------------------------------------------
Robert W. Cooper


/s/ Dr. Robert G. Martin                            Director                         December 30, 2002
--------------------------------------------
Dr. Robert G. Martin

/s/ Dean R. Kleckner                                Director                         December 30, 2002
--------------------------------------------
Dean R. Kleckner

                                                    Controller and Chief Financial   December 30, 2002
/s/ Joel H. Lurquin                                 and Accounting Officer
--------------------------------------------
Joel H. Lurquin


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                                  EXHIBIT INDEX


Exhibit No.              Exhibit Description

    5                    Opinion of Duane Morris LLP.

   23.1                  Consent of Grant Thornton LLP.

   23.2 Consent of Duane Morris LLP (included with its opinion filed as Exhibit 5).